 Table of Contents

EXHIBIT 1

Joint Filing Agreement

The undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments thereto with respect to the securities of Pacific Internet Limited and consent to the filing of this Agreement as an Exhibit to said Schedule.

Date: September 25, 2006

Connect Holdings Limited
By:	/s/ Tim Davis
Title:	Director
Connect International Limited
By:	/s/ Tim Davis
Title:	Director
Ashmore Global Special Situations Fund Limited
By:	/s/ Nigel T. Carey
Title:	Director
By:	/s/ John Locks
Title:	Vice President
Ashmore Global Special Situations Fund 2 Limited
By:	/s/ Nigel T. Carey
Title:	Director
By	/s/ John Locks
Title:	Vice President
Asset Holder PCC Limited re Ashmore Emerging Markets Liquid Investment Portfolio
By:	/s/ Nigel T. Carey
Title:	Director
By:	/s/ John Locks
Title:	Vice President
Asset Holder PCC No 2 Limited re Ashmore Asian Recovery Fund
By:	/s/ Nigel T. Carey
Title:	Director
By:	/s/ John Locks
Title:	Vice President
Ashmore Emerging Markets Debt Fund
By:	/s/ John Locks
Title:	Vice President
Ashmore Emerging Markets Debt and Currency Fund Limited
By:	/s/ Nigel T. Carey
Title:	Director
By:	/s/ John Locks
Title:	Vice President
Ashmore Management Company Limited
By:	/s/ Nigel T. Carey
Title:	Director
By:	/s/ John Locks
Title:	Vice President
Spinnaker Global Opportunity Fund Ltd
By:	/s/ Marcos Lederman
Title:	Director
Spinnaker Global Emerging Markets Fund Ltd
By:	/s/ Marcos Lederman
Title:	Director
Spinnaker Global Strategic Fund Ltd
By:	/s/ Marcos Lederman
Title:	Director
Clearwater Undersea Cable Investments, LP
By:	/s/ Robert Petty
Title:	Director, Clearwater Capital GP Ltd., as general partner in Clearwater Undersea Cable Investments, LP
Clearwater Capital GP, Ltd
By:	/s/ Robert Petty
Title:	Director